SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       -----------------------------------



                                   FORM 8-K/A




     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


 Date of report (Date of earliest event reported): June 24, 1998
                              (February 25, 1998)


                           ESSEX PROPERTY TRUST, INC.
                          (Exact name of Registrant as
                            Specified in its Charter)

                                    Maryland
                          (State or Other Jurisdiction
                                of Incorporation)

                                     1-13106
                            (Commission File Number)

                                   77-0369576
                        (IRS Employer Identification No.)


                              925 East Meadow Drive
                               Palo Alto, CA 94303
                                 (650) 494-3700
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

Item 5.  OTHER EVENTS.

Essex Property Trust, Inc. hereby amends Item 7 of its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 1998 (the
"Report"), to provide additional information relating to certain pro forma adjustments. No significant changes have been made to Item 5 of the Report, which has been included herein for convenience only.

The following operating properties were acquired or are to be acquired by Essex Portfolio, L.P., the "Operating Partnership" as to which Essex Property Trust, Inc. owns a controlling general partner interest. References to the "Company" include Essex Property Trust, Inc. and the Operating Partnership.

1998 Acquisitions
-----------------

On February 25, 1998, the Company acquired Mirabella Apartments, a 608 unit apartment community located in Newbury Park, California, for a contract price of $50.5 million. In connection with the transaction, the Company entered into a variable rate $25.0 million loan that matures in February 2000. Prometheus
Southern California II, L.P., a California limited partnership, was the arms-length unrelated third party seller of the property.

On March 3, 1998, the Company acquired Wimbledon Woods, a 560 unit apartment community located in Hayward, California, for a contract price of $44.0 million. W.P. Hayman, Limited Partnership, a Michigan limited partnership, was the arms-length unrelated third party seller of the property.

On April 1, 1998, the Company acquired Bunker Hill Towers, a 456 unit apartment high-rise community located in Los Angeles, California, for a contract price of approximately $36.5 million. In connection with the transaction the Company assumed an approximate $18.4 million, 7.39% fixed rate loan. The loan matures in November 2007. Brilliant Future, Inc., a California corporation, was the arms-length unrelated third party seller of the property.

On April 3, 1998, the Company acquired Cochran Apartments, a 58 unit apartment community located in Los Angeles, California, for a contract price of $5.4 million. Metric Institutional Apartment Fund II, a California limited partnership, was the arms-length unrelated third party seller of the property.

These acquisitions were funded with the net proceeds from the Company's February 1998 Perpetual Preferred Units offering, loans secured by the properties as indicated above, the Company's lines of credit and proceeds from the disposition of the Company's three retail shopping centers.

1998 Pending Acquisitions
-------------------------

In January 1998, the Company approved the acquisition of Mt. Sutro Terrace Apartments, a 99 unit apartment building located in San Francisco, California for a contract price of $10.3 million. Mt. Sutro Terrace Associates is the arms-length unrelated third party seller of the property. The contract price is $10.3 million and the closing of the acquisition is expected to occur no later than September 1998.

This acquisition is subject to negotiation of final terms of purchase and customary closing conditions. Accordingly, there can be no assurance that this acquisition will be completed. If this transaction is completed, the Company anticipates funding the acquisition with the Company's lines of credit.

1998 Dispositions
-----------------

On February 25, 1998, the Company sold Canby Square, Garrison Square, and Powell Villa, three retail shopping centers located in the Portland, Oregon metropolitan area for a net sales price of $15.8 million. An entity consisting of Western Seven Trees Investors, a California limited partnership and Western Las Hadas Investors, a California limited partnership was the related party purchaser of the properties.

In all of the acquisition and disposition transactions, the purchase price was based on a number of factors, including historical and projected rental income, appropriate capitalization rates for similar properties, market comparables, prevailing market conditions in the area and extensive due diligence studies including review of financial operations and physical inspections.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.                             Page
                                                                        ----

(a)  Financial Statements
---  --------------------

      Independent Auditors' Report                                       5

      Combined Statement of Revenues and Certain Expenses
      of Wimbledon Woods Bunker Hill Towers for the Year
      Ended December 31, 1997.                                           6

      Notes to Combined Statement of Revenues and Certain
      Expenses of Wimbledon Woods and Bunker Hill Towers
      for the Year Ended December 31, 1997.                              7

(b)  Pro Forma  Consolidated Financial
---  ------------------------------------------
     Information - Unaudited
     -----------------------

      Pro Forma Consolidated Balance Sheet as of
      December 31, 1997.                                                 9

      Pro Forma Consolidated Statement of Operations
      for the year ended December 31, 1997.                             10

      Notes to Pro Forma Consolidated Financial
      Information.                                                      11

(c)  Exhibits
---  --------

     23.1         Consent of Independent Auditors'                      15



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                    ESSEX PROPERTY TRUST, INC.



June 24, 1998                                       By:  /s/ Mark J. Mikl
                                                         ------------------
                                                             Mark J. Mikl
                                                             Controller

                          Independent Auditors' Report

The Board of Directors
Essex Property Trust, Inc.:

We have audited the accompanying Combined Statement of Revenues and Certain Expenses (the Statement) of Wimbledon Woods and Bunker Hill Towers for the year ended December 31, 1997. The Statement is the responsibility of management. Our responsibility is to express an opinion on the Statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall Statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared to comply with the requirements of Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and excludes certain expenses, described in note 1, that would not be comparable to those resulting from the proposed future operations of the properties. It is not intended to be a complete presentation of the operations of the properties.

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as described in note 1, of Wimbledon Woods and Bunker Hill Towers for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                          KPMG Peat Marwick LLP

San Francisco, California
March 31, 1998

                     WIMBLEDON WOODS AND BUNKER HILL TOWERS

               Combined Statement of Revenues and Certain Expenses

                          Year ended December 31, 1997


Revenues:
     Rental income                                            $    9,966,394
     Other                                                           745,367
                                                              ---------------

                                                                  10,711,761

Certain expenses:
     Salaries                                                      1,419,290
     Utilities                                                     1,361,129
     Interest                                                      1,359,760
     Maintenance and repairs                                         872,701
     Real estate taxes                                               608,530
     Administrative                                                  266,861
     Insurance                                                       243,838
     Advertising                                                      96,865
                                                             ----------------

                                                                   6,228,974
                                                             ----------------
Revenues in excess of certain expenses                         $   4,482,787
                                                             ================




















 See accompanying notes to combined statement of revenues and certain expenses.

                     WIMBLEDON WOODS AND BUNKER HILL TOWERS

          Notes to Combined Statement of Revenues and Certain Expenses

                                December 31, 1997

                             (Dollars in Thousands)



(1)      Properties and Accounting Presentation

         The Combined Statement of Revenues and Certain Expenses has been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission and relates to the 1997 operations of Wimbledon Woods, a 560 unit apartment community located in Hayward, California, and Bunker Hill Towers, a 456 unit apartment high-rise community located in Los Angeles, California.

         The following represents the date each property was acquired:

                  Property                                    Date
                  --------                                    ----

                  Wimbledon Woods                             March 3, 1998
                  Bunker Hill Towers                          April 1, 1998


         In accordance with Rule 3-14, expenses are presented exclusive of depreciation, management fees, interest on loans not assumed and income taxes as these expenses would not be comparable to the proposed future operations of the properties.

         The acquisition of the properties may result in a new valuation for purposes of determining future property tax assessments.

         Rental revenue is recognized on the accrual basis of accounting. Tenant leases are generally for a one year period or less. Acquisition mortgage debt assumed was approximately $18,400 with an interest rate of 7.39%














                                                               (Continued)

                     WIMBLEDON WOODS AND BUNKER HILL TOWERS

          Notes to Combined Statement of Revenues and Certain Expenses

                             (Dollars in Thousands)


(2) Estimated Taxable Operating Results and Cash to be Made Available by Operations (unaudited)

         Estimated Taxable Operating Income and Cash Available by Operations for the twelve months ended December 31, 1997 are shown below. However, Essex Property Trust, Inc. (the Company) has and believes it will continue to qualify as a real estate investment trust (REIT) under Sections 856 to 860 of the Internal Revenue Code of 1986, as amended. The Company also believes that current distributions to shareholders will equal or exceed 100% of its taxable income. Depreciation expense of $2,380 was estimated considering the purchase price of each property and the appropriate income tax depreciation method using a 27 1/2 year depreciable life for the buildings.

          Taxable Operating Income for Essex Property Trust, Inc. ("Registrant") is estimated income subject to taxation before the dividends paid deduction. Taxable income for Wimbledon Woods and Bunker Hill Towers is estimated based on their combined revenues in excess of certain expenses in the accompanying financial statement less estimated depreciation's expense. The dividends paid deduction is estimated based on Registrants policy of paying dividends which exceed 100% of taxable income. Estimated Cash To Be Made Available By Operations reflects Registrants' 1997 cash from operating activities. Cash To Be Made Available By Operations from the combined operations of Wimbledon Woods and Bunker Hill Towers is estimated to be the same as revenues in excess of certain expenses in the accompanying financial statement.


                                                        Wimbledon
                                                        Woods and
                                                       Bunker Hill
                                         Registrant       Towers        Combined
                                         ----------    ------------     --------
                                               Year ended December 31, 1997
                                         ---------------------------------------

Estimated taxable operating income      $   21,800         2,103         23,903
Estimated dividends paid deduction         (21,800)       (2,103)       (23,903)
                                         ----------    ------------     --------

Estimated tax expense                   $        -             -              -
                                         ==========    ============     ========

Estimated cash available by operations  $   43,671         4,483         48,154
                                         ==========    ============     ========


                           ESSEX PROPERTY TRUST, INC.
                      Pro Forma Consolidated Balance Sheet
                             As of December 31, 1997
                                   (Unaudited)
                (Dollars in thousands, except per share amounts)

                                                                                          Pro Forma Adjustments
                                                                                    ---------------------------------
                                                                                      Acquisition and     Disposition
                                                                     Historical (1)  Equity Transactions Transactions    Pro Forma
                                                                       ----------    ------------------- ------------   -----------
    .............................................................

ASSETS
Real estate
  Rental properties (2) (3)
    Land and land improvements ..................................       $ 182,416        $  29,340        $  (2,545)      $ 209,211
    Buildings and improvements ..................................         548,571          117,360           (9,731)        656,200
                                                                        ---------        ---------        ---------        ---------
                                                                          730,987          146,700          (12,276)        865,411
  Less accumulated depreciation .................................         (58,040)              --            1,436         (56,604)
                                                                        ---------        ---------        ---------        ---------
                                                                          672,947          146,700          (10,840)        808,807
  Investments ...................................................           2,347               --               --           2,347
                                                                           27,422               --               --          27,422
                                                                        ---------        ---------        ---------        ---------
                                                                          702,716          146,700          (10,840)        838,576
Cash and cash equivalents (2) (3) ...............................           4,282          (16,000)          15,842           4,124
                                                                            6,093               --               --           6,093
                                                                            9,264               --               --           9,264
                                                                            8,602               --               --           8,602
                                                                            3,838               --               --           3,838
                                                                            4,040               --               --           4,040
                                                                        ---------        ---------        ---------        ---------
                                                                        $ 738,835        $ 130,700        $   5,002       $ 874,537
                                                                        =========        =========        =========        =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgage notes payable (2) ......................................       $ 248,997        $  43,400        $      --       $ 292,397
Lines of credit (2) .............................................          27,600           29,025               --          56,625
Accounts payable and accrued liabilities ........................          21,337               --               --          21,337
Dividends payable ...............................................           9,189               --               --           9,189
Deferred gain (4) ...............................................              --               --            5,002           5,002
Other liabilities ...............................................           4,208               --               --           4,208
                                                                        ---------        ---------        ---------        ---------
  Total liabilities .............................................         311,331           72,425            5,002         388,758
Minority interests (2) (5) ......................................          28,589           58,275               --          86,864
STOCKHOLDERS' EQUITY
  8.75% convertible preferred stock, series 1996A,
    $.0001 par value, 1,600,000 authorized,
    issued and outstanding ......................................               1               --               --               1

  Common stock, $.0001 par value, 668,400,000
    shares authorized, 16,614,687 shares issued
    and outstanding ...........................................                 2               --               --               2
  Excess stock, $.0001 par value, 330,000,000 shares
  no shares issued or outstanding................................              --               --               --              --
  Additional paid in capital ....................................         430,804               --               --         430,804
  Accumulated deficit ...........................................         (31,892)              --               --         (31,892)
                                                                        ---------        ---------        ---------        ---------
     Total stockholders' equity .................................         398,915               --               --         398,915
                                                                        ---------        ---------        ---------        ---------
                                                                        $ 738,835        $ 130,700        $   5,002       $ 874,537
                                                                        =========        =========        =========        =========

    See accompanying notes to pro forma consolidated financial information.
                                  Page 9 of 15





                                                ESSEX PROPERTY TRUST, INC.
                                 Pro Forma  Consolidated Statement of Operations
                                            For the  ear ended December 31, 1997
                                                       (Unaudited)
                                  (Dollars in thousands, except per share amounts)

                                                                                    Pro Forma Adjustments
                                                                           -----------------------------------------
                                                                                Acquisition          Disposition
                                                              Historical       Transactions (6)    Transactions (7)      Pro Forma
                                                             -------------      -------------       ------------       -------------
    ....................................................

Revenues
  Rental ...............................................      $     79,936       $     17,211       $      2,298       $     94,849
  Interest and other income ............................             4,633                923                  4              5,552
                                                              ------------       ------------       ------------       ------------
                                                                    84,569             18,134              2,302            100,401
                                                              ------------       ------------       ------------       ------------
Expenses
  Property operating expenses
    Maintenance and repairs ............................             6,814              1,595                253              8,156
    Real estate taxes ..................................             6,340              1,610                129              7,821
    Utilities ..........................................             5,074              1,903                170              6,807
    Administrative .....................................             5,514              2,137                  7              7,644
    Advertising ........................................             1,225                239                 --              1,464
    Insurance ..........................................               859                324                 27              1,156
    Depreciation and amortization ......................            13,992              5,228                 22             19,198
                                                              ------------       ------------       ------------       ------------
                                                                    39,818             13,036                608             52,246
                                                              ------------       ------------       ------------       ------------
  Interest .............................................            12,659              6,414                 --             19,073
  Amortization of deferred financing costs .............               509                 --                 --                509
  General and administrative ...........................             2,413                 --                 --              2,413
  Loss from hedge termination ..........................               138                 --                 --                138
                                                              ------------       ------------       ------------       ------------
                                                                    55,537             19,450                608             74,379
                                                              ------------       ------------       ------------       ------------

    Income before gain on sales of real estate,
        minority interests and extraordinary item.......            29,032             (1,316)             1,694             26,022

Gain on sales of real estate ...........................             5,114                 --                 --              5,114
                                                              ------------       ------------       ------------       ------------
Minority interest (8) ..................................            (4,469)            (4,582)              (185)            (8,866)
                                                              ------------       ------------       ------------       ------------
    Income before extraordinary item ...................      $     29,677       $     (5,898)      $      1,509       $     22,270
                                                              ============       ============       ============       ============
Per share data
Basic:
Income before extraordinary item .......................      $       1.98                                             $       1.44
                                                              ============                                             ============

Weighted average number of shares
  outstanding during the period ........................        13,644,906                                               13,644,906
                                                              ============                                             ============
Diluted:
Income before extraordinary item .......................      $       1.94                                             $       1.41
                                                              ============                                             ============
Weighted average number of shares
  outstanding during the period ........................        15,285,288                                               13,885,053
                                                              ============                                             ============

                     See accompanying notes to pro forma consolidated financial information

                                                      Page 10 of 15

                           ESSEX PROPERTY TRUST, INC.
              Notes to Pro Forma Consolidated Financial Information
                                December 31, 1997
                                   (Unaudited)
                (Dollars in thousands, except per share amounts)
(1) - Overview
--------------

The Historical column of the Pro Forma Condensed Consolidated financial information includes the accounts of the Company and Essex Portfolio, L.P. (The "Operating Partnership", which holds the operating assets of the Company). The Company is the sole general partner in the Operating Partnership.

Between January 1, 1998 and April 3, 1998, Essex directly acquired four multifamily properties, totaling 1,682 units, at an aggregate contract price of $136,400. In addition, Essex currently has one multifamily property, totaling 99 units, which would be considered a probable acquisitions at an aggregate contract price of $10,300. During this period the Company disposed of three retail shopping centers for a net sales price of $15,842 resulting in a net deferred gain of $5,002. Additional information regarding these property transactions is included in Item 5 of this Form 8-K/A filing.

On February 6, 1998, the Operating Partnership completed the sale of 1,200,000 units of its 7.875% Series B Cumulative Redeemable Preferred Units ("Perpetual Preferred Units") to an institutional investor in a private placement, at a price of $50.00 per unit. The net proceeds from this offering were approximately $58,275.

On April 20, 1998, the Operating Partnership completed the sale of 400,000 units of its 7.875% Series B Cumulative Redeemable Preferred Units to the same institutional investor noted above, at a price of $50.00 per unit. The net proceeds from this offering were approximately $19,500.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 1997 is presented as if the property and equity transactions occurred on December 31, 1997. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1997, is presented as if the property and equity transactions stated above occurred on January 1, 1997.

Pro Forma Condensed Consolidated Balance Sheet Adjustments
----------------------------------------------------------

(2) Amounts reflect the pro forma adjustments for four property acquisitions and one probable acquisition subsequent to December 31, 1997 with an aggregate cost of $146,700. It is assumed that 80% of the increase in real estate investment will be allocated to buildings and improvements for purposes of depreciation.

     The detail of the increase in real estate investment based on properties acquired since December 31, 1997 is as follows:

                                      Acquisition Date         Acquisition Price

  Mirabella Apartments                February 25, 1998         $    50,500
  Wimbledon Woods                     March 3, 1998                  44,000
  Bunker Hill Towers                  April 1, 1998                  36,500
  Cochran Apartments                  April 3, 1998                   5,400
  Mt. Sutro Terrace Apartments        Pending                        10,300
                                                                  ---------
                                                                $   146,700
                                                                  =========
  Funded by:
      Cash                                                      $    16,000
      Preferred Units                                                58,275
      Borrowings                                                     72,425
                                                                  ---------
                                                                  $ 146,700
                                                                  =========

                           ESSEX PROPERTY TRUST, INC.
         Notes to Pro Forma Consolidated Financial Information
                               December 31, 1997
                                  (Unaudited)
                (Dollars in thousands, except per share amounts)


(3) Amounts reflect pro forma adjustments for three property dispositions subsequent to December 31, 1997 with a net sales proceeds of $15,842. Due to the structure of the transaction, a more conservative application of generally accepted accounting principles defers the gain on disposition. Actual book values as of December 31, 1997 and related deferred gain for the three retail properties sold are included as a pro forma adjustment. Actual book values were as follows at December 31, 1997:

                           Canby Square              $  4,723
                           Garrison Square              2,919
                           Powell Villa                 3,198
                                                     --------
                                                     $ 10,840
                                                     ========

(4)  Amounts reflect incremental costs of funding the acquisitions as follows:

          The Mirabella Apartments acquisition was funded with a $25,000 variable rate loan and $25,500 of proceeds from the Perpetual Preferred Units offering.

     The Bunker Hill Towers acquisition was funded with $18,400 of an assumed 7.39% fixed rate loan which matures in November 2007 and $18,100 of the Company's lines of credit and proceeds from the Perpetual Preferred Units offering.

     The Wimbledon Woods and Cochran Apartments acquisitions were funded with the Company's lines of credit, proceeds from the sale of the three retail shopping centers and proceeds from the Perpetual Preferred Units offering.

     The Mt. Sutro Terrace Apartments acquisition is anticipated to be funded with the Company's line of credit.

     Incremental interest expense attributable to acquisition borrowings for proforma purposes was calculated as $6,414.

(5) Amounts reflect the pro forma adjustments for the Perpetual Preferred Units sale. The net proceeds from this sale were $58,275.

(6) Reflects the historical operations of Mirabella Apartments,Wimbledon Woods, Bunker Hill Towers, Cochran Apartments, and Mt. Sutro for the year ended December 31, 1997 as follows:




                           ESSEX PROPERTY TRUST, INC.
         Notes to Pro Forma Consolidated Financial Information
                                December 31, 1997
                                  (Unaudited)
                (Dollars in Thousands, except per share amounts)

Note (6) Continued.


                                                                   Mirabella         Wimbledon         Bunker Hill       Subtotal
                                                                   Apartments          Woods             Towers      Carried Forward

    ....................................................

Revenues ...............................................            $ 5,795            $ 5,519            $ 5,194           $16,508
                                                                    =======            =======            =======           =======
      Maintenance and Repairs                                           605                460                412             1,477
      Real estate taxes                                                 520                496                410             1,426
      Utilities                                                         472                380                981             1,833
      Administrative                                                    412                640              1,046             2,098
      Advertising                                                       142                 63                 34               239
      Insurance                                                          63                147                 96               306
      Depreciation and amortization ....................              1,800              1,568              1,301             4,669
                                                                    -------            -------            -------           -------

                                                                    $ 4,014            $ 3,754            $ 4,280           $12,048
                                                                    =======            =======            =======           =======



                                                                    Subtotal          Cochran                              Combined
                                                                Brought Forward      Apartments         Mt. Sutro            Total
                                      Forward

    ....................................................

Revenues ...............................................            $16,508            $   616            $ 1,010           $18,134
                                                                    =======            =======            =======           =======

      Maintenance and Repairs                                         1,477                 68                 50             1,595
      Real estate taxes                                               1,426                 59                125             1,610
      Utilities                                                       1,833                 --                 70             1,903
      Administrative                                                  2,098                 16                 23             2,137
      Advertising                                                       239                 --                 --               239
      Insurance                                                         306                  8                 10               324
      Depreciation and amortization ....................              4,669                192                367             5,228
                                                                    -------            -------            -------           -------
                                                                    $12,048            $   343            $   645           $13,036
                                                                    =======            =======            =======           =======




       The proforma amounts are based on historical data. Depreciation and amortization expense is calculated on a proforma basis, based on acquisition cost. Property taxes are adjusted to reflect reassessed value of the properties upon sale. Reassessed values are estimated based on acquisition prices.

       The proforma interest expense consists of the incremental costs of financing the properties by the mortgage loans and borrowings on the credit facility.




                           ESSEX PROPERTY TRUST, INC.
         Notes to Pro Forma Consolidated Financial Information
                                December 31, 1997
                                  (Unaudited)
                (Dollars in Thousands, except per share amounts)

(7) Amount reflects the elimination of actual results of operations of Canby Square, Garrison Square, and Powell Villa for the year ended
       December 31, 1997.

                                                    Canby         Powell         Garrison      Combined
                                                   Square          Villa          Square         Total


    ............................................

Revenues .......................................   $  733         $  826          $   743       $ 2,302
                                                   ======         ======           ======        ======


      Maintenance and repairs ..................      66             121               66           253
      Real estate taxes ........................      39              48               42           129
      Utilities ................................     105              53               12           170
      Administrative............................       4               3               --             7
      Advertising...............................      --              --               --            --
      Insurance.................................       8              10                9            27
      Depreciation and amortization.............      18               3                1            22
                                                   ------         ------           ------        ------
                                                   $ 240          $  238           $  130        $  608
                                                   ======         ======           ======        ======



(8) The proforma adjustment for minority interest represents the effects of the Perpetual Preferred Units and the minority interest ownership percentage resulting from the proforma transactions.


                        Consent of Independent Auditors'

The Board of Directors
Essex Property Trust, Inc.:

We hereby  consent to the  incorporation  by reference of our report dated March
31, 1998 included in this Form 8-K/A into the Company's previously filed Registration Statements No. 333-44467 and 333-21989.

                                                           KPMG Peat Marwick LLP

San Francisco, California
June 24, 1998